Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2007, with respect to the financial statements of Information Services Group, Inc. as of December 31, 2006 and for the period July 20, 2006 (inception) to December 31, 2006 included in the Annual Report (10-K) for the year ended December 31, 2007.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

March 28, 2008